UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2022

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.125% Notes due 2024	SCCB	NYSE American LLC
6.875% Notes due 2024	SACC	NYSE American LLC
7.75% notes due 2025	SCCC	NYSE American LLC
6.00% notes due 2026	SCCD	NYSE American LLC
6.00% notes due 2027	SCCE	NYSE American LLC
7.125% notes due 2027	SCCF	NYSE American LLC
8.00% notes due 2027	SCCG	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	Other Events.

Stock Purchase Plan

Effective on October 7, 2022, the Board of Directors of Sachem Capital Corp. (the “Company”) adopted a stock repurchase plan (the “Repurchase Program”), pursuant to which the Company may repurchase up to an aggregate of $7,500,000 of its common shares (“Common Shares”). Under the Repurchase Program, share repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market in accordance with applicable federal securities laws, including Rule 10b-18 and 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Repurchase Program is expected to continue through September 30, 2023, unless extended or shortened by the Company’s Board of Directors. Ladenburg Thalmann & Co. Inc. will act as the Company’s exclusive purchasing agent under the Repurchase Program.

The Company cannot predict when or if it will repurchase any of its common shares under the Repurchase Program as repurchases will depend on a number of factors, including constraints specified in any Rule 10b5-1 Plan, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases under the Repurchase Program will be available in the Company’s periodic reports on Forms 10-Q and 10-K filed with the U.S. Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release announcing the authorization of the Repurchase Program.

Urbane Acquisition

On October 6, 2022, the Company acquired substantially all the business assets of Urbane New Haven, LLC (“Urbane”), a real estate firm specializing in all phases of real estate development and construction, including architecture, design, contracting and marketing. The purchase price for the assets was 300,000 Common Shares. In connection with the acquisition, Eric O’Brien, one of the owners of Urbane, has been hired by the Company as its new Senior Vice President, Asset Management. Mr. O’Brien’s primary responsibilities include construction management oversight and real estate development.

The Company believes that the acquisition of Urbane is both strategic and highly synergistic, as the Urbane team will be overseeing the Company’s construction finance business, which has grown significantly over the past few years. Having Urbane’s construction expertise internally will allow Sachem to take on larger and more profitable construction loans, as well as further vertically integrate its lending platform. The Company further believes that the inclusion of Urbane into its construction loan origination process will be an important addition to its capabilities as it continues to grow as it will provide the Company with greater flexibility compared to traditional lenders and help further differentiate the Company, allowing it to take on additional projects at favorable terms with attractive margins, while continuing to expand its market share.

Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the press release announcing the acquisition of Urbane.

*     *     *

This report contains forward-looking statements, as that term is defined under the Exchange Act, including statements regarding repurchases by the Company of its common shares under the Repurchase Program. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. By their nature, forward-looking statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common shares, adverse developments affecting either or both the prices and trading the Company’s securities listed on the NYSE American LLC, and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements, including those contained in this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 7, 2022.
99.2	Press Release, dated October 10, 2022.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: October 10, 2022	By:	/s/John L. Villano
John L. Villano, CPA
Chief Executive Officer

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